EX-16



             LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

                    [ARTHUR ANDERSEN LLP LETTERHEAD]

May 4, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraph (a) of Item 4 included in the Form 8-K dated April 25, 2001 of GreatBio Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP